EXHIBIT 99.3

TERMS OF PERFORMANCE CASH AWARD

PURSUANT TO THE

ILLINOIS TOOL WORKS INC. 2015 LONG-TERM INCENTIVE PLAN (THE “PLAN”)

(a)
Except as otherwise provided in this performance cash agreement or the Plan, no portion of the performance cash award will vest prior to three years from [GRANT DATE] (the “Grant Date”). Three years from the grant date (the “Vesting Date”), the performance cash award will become vested to the extent of the performance achievement level certified by the Committee. You will be entitled to receive a cash payment on the Vesting Date according to the level of achievement of the performance goals and payout scale established for this grant. Payment will be made within 60 days after the Vesting Date; provided, however, that the Committee has certified the level of achievement of the performance goal prior to the actual payment date.

(b)	Your rights under this performance cash agreement may not be assigned or transferred other than as permitted by the Plan.

(c)
If, prior to the Vesting Date, your employment with the Company and its Subsidiaries and Affiliates (the “Company Group”) terminates by reason of death or Disability, your performance cash grant shall become vested on the Vesting Date to the full extent of the performance achievement level certified by the Committee.

(d)
If you incur a Retirement prior to the Vesting Date, your performance cash grant will become pro-rata vested on the Vesting Date for the portion of the Performance Period that you were employed and based on the performance achievement level certified by the Committee. For the avoidance of doubt, if you incur a Retirement after the end of the Performance Period and before the Vesting Date, the pro-rata vesting percentage shall be 100%, subject to the performance achievement level. The vesting provisions in this paragraph (d) are subject to your execution of a restrictive covenant and release of claims, in such form as the Company may require, within 30 days after your Retirement date, but in no event later than the actual payment date under paragraph (a), if requested by any member of the Company Group.

(e)	If, prior to the Vesting Date, your employment terminates for any reason other than death, Disability, or Retirement, you will forfeit your performance cash grant.

(f)	In the event of a Change in Control, the provisions of Article 18 of the Plan shall control.

(g)
Notwithstanding the foregoing, the Committee may, in its sole discretion, deem this performance cash grant, whether vested (but not yet paid) or unvested, to be immediately forfeited if you compete with the Company Group, engage in gross misconduct or conduct that is against the business interests of the Company Group, or you divulge confidential information about the Company Group to other persons.

(h)
The performance cash grant is subject to the terms of the Plan. Any inconsistencies shall be resolved in favor of the Plan. Capitalized terms used but not otherwise defined in this performance cash agreement shall have the meanings ascribed to them in the Plan. A prospectus describing the Plan has been delivered to you. The Plan itself is available upon request.

(i)
This performance cash agreement and the provisions of the Plan are governed by, and subject to the laws of the State of Illinois, United States of America, without regard to the conflict of law provisions. For purposes of litigating any dispute that arises under this grant or the Plan, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Illinois and agree that such litigation shall be conducted exclusively

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in the courts of Cook County, Illinois, or the federal courts for the United States for the Northern District of Illinois, and no other courts, where this grant is made and/or to be performed.

(j)	The performance cash grant is intended to be exempt from or compliant with Code Section 409A, and shall be interpreted, construed and operated to reflect this intent.

(k)
You acknowledge that, regardless of any action taken by the Company or, if different, your employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you or deemed by the Company or the Employer in its discretion to be an appropriate charge to you even if legally applicable to the Company or the Employer as a result of your participation in the Plan (“Tax-Related Items”) is and remains your responsibility and may exceed the amount withheld (if any) by the Company or the Employer. You further acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the performance cash grant, including, but not limited to, the grant, vesting or payment of the performance cash grant; and (2) do not commit to and are under no obligation to structure the terms of the performance cash grant or any aspect of the performance cash grant to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.
In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (1) withholding from your wages or other cash compensation paid to you by the Company, its Affiliates or Subsidiaries and/or the Employer; or (2) withholding from the cash payment upon vesting of the performance cash grant.
Finally, you agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described.

(l)
The provisions of this performance cash agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(m)
The performance cash grant is subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction, (iii) the Compensation Recovery Policy of the Company or similar policy as in effect from time to time and (iv) any policies adopted by the Company to implement the foregoing requirements, all to the extent determined by the Company in its discretion to be applicable to you.

(n)
The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(o)
The Company reserves the right to impose other requirements on your participation in the Plan, on the performance cash grant and on the cash payment, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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(p)
Notwithstanding any provisions in this performance cash agreement, the performance cash grant shall be subject to the general terms and conditions set forth in Appendix A for Participants who reside outside the United States, as well as to any country-specific terms and conditions set forth in Appendix B for Participants who reside in any of the countries included in Appendix B. Moreover, if you relocate outside the United States or between countries included in Appendix B, the additional terms and conditions in Appendix A and B, as applicable, will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendices A and B constitute part of this performance cash agreement.

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